UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 26, 2018

COFFEE HOLDING CO., INC.

(Exact name of registrant as specified in Charter)

Nevada	001-32491	11-2238111
(State of other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3475 Victory Boulevard

Staten Island, New York

10314

(Address of principal executive offices)(Zip Code)

(718) 832-0800

(Issuer’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 26, 2018, Coffee Holding Co., Inc. (“Coffee Holding”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting were: (1) the election of directors and (2) the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2018. The final voting results were as follows:

1. The election of each of Andrew Gordon, Daniel Dwyer and Barry Knepper to hold office for a term of three years, until his successor is duly elected and qualified or he is otherwise unable to complete his term.

The votes were cast for this matter as follows:

Nominees	Votes For	Votes Against
Andrew Gordon	2,629,092	356,202
Daniel Dwyer	2,627,790	357,504
Barry Knepper	2,883,756	101,538

2. The proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2018 was approved based upon the following votes:

Votes For	Votes Against	Abstentions
2,899,027	48,043	38,224

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2018	COFFEE HOLDING CO., INC.

	By:	/s/ Andrew Gordon
Andrew Gordon
President and Chief Executive Officer